Exhibit 10.1
CARRIZO OIL & GAS, INC.
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”) is made and entered into as of the _____ day of ___________, 2018, by and between Carrizo Oil & Gas, Inc., a Texas corporation (the “Corporation”), and ___________________ (“Indemnitee”), who is a director or executive officer of the Corporation.
RECITALS
A.    Highly competent and experienced persons are reluctant to serve corporations as directors, executive officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.
B.    The Board of Directors of the Corporation (the “Board”) has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Corporation and its shareholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future.
C.    The Board has also determined that it is reasonable, prudent and necessary for the Corporation, in addition to purchasing and maintaining directors’ and officers’ liability insurance, contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law and to provide an arrangement of self‑insurance so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified.
D.    Indemnitee is willing to serve, continue to serve and take on additional service for or on behalf of the Corporation on the condition that Indemnitee be so indemnified to the fullest extent permitted by applicable law.
E.    Sections 5.1 and 5.7 of the Amended and Restated Bylaws of the Corporation (the “Bylaws”) (i) provides for indemnification and advancement of expenses to the fullest extent permitted by Chapter 8 of the TBOC and arrangements of insurance and self-insurance and (ii) specifically authorizes the Corporation to enter into indemnification agreements with its officers and directors that contractually provide to them the benefits of the provisions of Article V of such Bylaws and that include related provisions meant to facilitate indemnitees’ receipt of such benefits and such other indemnification protections as may be deemed appropriate.
F.    The Corporation has previously entered into indemnification agreements with its directors and executive officers in substantially the form of an agreement that was approved by the Corporation’s shareholders prior to the time of the Corporation’s initial public offering (the “Original Form”). However, the Board believes that the Original Form does not adequately reflect changes in practice in the years following its first use, that it includes outdated statutory references, and that it would be appropriate to approve this Agreement based upon a new form of agreement for directors and executive officers that embodies more current practices of director and officer protection and correctly references the Texas Business Organizations Code as currently codified.
In consideration of the foregoing and the mutual covenants herein contained, the parties agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):
“Change in Control” means a change in control of the Corporation occurring after the date of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if at any time after the date of this Agreement (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any 15-month period, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.
“Claim” means an actual or threatened claim or request for relief that was, is or may be made by reason of anything done or not done by Indemnitee in, or by reason of any event or occurrence related to (or arising entirely or in part out of), Indemnitee’s Corporate Status.
“Corporate Status” means the status of a person who is, becomes, was or may be deemed to be or to have been a director, officer, employee, agent or fiduciary of the Corporation or is, becomes or was serving at the request of the Corporation as a director, controlling person, officer, partner, member, venturer, proprietor, trustee, employee, administrator, agent, fiduciary or similar functionary of another enterprise, another organization or an employee benefit plan. For purposes of this Agreement, the Corporation agrees that Indemnitee’s service on behalf of or with respect to any Subsidiary of the Corporation shall be deemed to be at the request of the Corporation.
“Disinterested and Independent Director” with respect to any request by Indemnitee for indemnification hereunder means a director of the Corporation who at the time of the vote is

“disinterested” (with the meaning ascribed to such term in Section 1.003 of the TBOC) and “independent” (with the meaning ascribed to such term in Section 1.004 of the TBOC).
“enterprise” shall have the meaning ascribed to such term in Section 8.001 of the TBOC.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expenses” means all attorneys’ fees and disbursements, retainers, accountant’s fees and disbursements, private investigator fees and disbursements, court costs, arbitration costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements, costs or expenses of the types customarily incurred in connection with prosecuting, defending (including affirmative defenses and counterclaims), preparing to prosecute or defend, investigating, settling, appealing (including the premium, security for and other costs relating to any cost bonds, supersedeas bonds or other appeal bonds or their equivalent), being or preparing to be a witness in, or participating in or preparing to participate in (including on appeal), a Proceeding or in connection with a Claim, and all judgments, penalties (including excise or similar taxes), fines, amounts paid in settlement, federal, state, local or foreign taxes or excise taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement and all interest or finance charges attributable to any thereof.
“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding voting securities. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
“organization” shall have the meaning ascribed to such term in Section 1.002 of the TBOC.
“person” shall have the meaning ascribed to such term in Sections 13(d) and 14(d) of the Exchange Act.
“Proceeding” means any threatened, pending or completed action, suit, arbitration, investigation, inquiry, alternative dispute resolution mechanism, administrative or legislative hearing or any other proceeding (including any securities laws action, suit, arbitration, alternative dispute resolution mechanism, hearing or procedure) whether civil, criminal, administrative, arbitrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof (except one initiated by Indemnitee pursuant to Section 4.4 to enforce Indemnitee’s rights under this Agreement), and any appeal in or related to any such action, suit, arbitration, investigation, alternative dispute resolution mechanism, hearing or other proceeding and any inquiry or investigation (including discovery), whether conducted by or in the right of the Corporation or any other person, that Indemnitee in good faith believes could lead to any such action, suit, arbitration, alternative dispute resolution mechanism, hearing or other proceeding or appeal thereof.
“Subsidiary” means, with respect to any person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that person.
“TBOC” means the Texas Business Organizations Code and any successor statute thereto, as either of them may from time to time be amended.
ARTICLE II
SERVICES BY INDEMNITEE
Indemnitee is serving as a director or executive officer of the Corporation. Indemnitee may from time to time also agree to serve, as the Corporation may request from time to time, in another capacity for the Corporation (including an officer position or another director position) or as a director, controlling person, officer, partner, member, venturer, proprietor, trustee, employee, administrator, agent, fiduciary or similar functionary of another enterprise, another organization or an employee benefit plan in which the Corporation has an interest. Indemnitee and the Corporation each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve, or continue to serve, the Corporation in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position or positions.
ARTICLE III
INDEMNIFICATION
Section 3.1.    General. The Corporation shall indemnify, and advance Expenses to, Indemnitee in connection with anything done or not done by Indemnitee in, or by reason of any event or occurrence related to (or arising in part out of), Indemnitee’s Corporate Status to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the right to be indemnified and to have Expenses advanced in all Proceedings to the fullest extent permitted by the TBOC. The provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Article III. No requirement, condition to or limitation of any right to indemnification under this Article III, or to advancement of Expenses under Articles III and IV shall in any way limit the rights of Indemnitee under Section 8.3.
Section 3.2.    Additional Indemnity of the Corporation. Indemnitee shall be entitled to indemnification pursuant to this Section 3.2 if, by reason of anything done or not done by

Indemnitee in, or by reason of any event or occurrence related to (or arising in part out of), Indemnitee’s Corporate Status, Indemnitee is, was or becomes, or is threatened to be made, a party to any Proceeding (except to the extent limited by Section 3.3 and Section 8.16). Pursuant to this Section 3.2, Indemnitee shall be indemnified against any and all Expenses, losses, claims, damages, liabilities, judgments, penalties (including excise or similar taxes), fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, losses, claims, damages, liabilities, judgments, penalties (including excise or similar taxes), fines and amounts paid in settlement), joint or several, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any Claim, issue or matter therein if (a) Indemnitee conducted himself or herself in good faith, (b) Indemnitee reasonably believed: (i) in the case of conduct in Indemnitee’s official capacity, that Indemnitee’s conduct was in the Corporation’s best interest and (ii) in all other cases, that Indemnitee’s conduct was at least not opposed to the Corporation’s best interests, and (c) in the case of any criminal Proceeding, Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful. Nothing in this Section 3.2 shall limit the benefits of Section 3.1, Section 4.3 or any other Section hereunder.
Section 3.3.    Limitation on Indemnity. The Indemnification otherwise available to an Indemnitee under Section 3.2 shall be limited to the extent set forth in this Section 3.3 if such limitation is required by applicable law, including any limitation required in the event that an Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee whether or not the benefit resulted from an action taken in Indemnitee’s official capacity, in which case of being found liable (a) the Indemnitee shall, with respect to the Claim in the Proceeding in which such finding is made, be indemnified only against reasonable Expenses actually incurred by Indemnitee in connection with that Claim and (b) such indemnification will not include judgments, arbitration awards, penalties, fines or excise or similar taxes. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any Claim in such Proceeding as to which Indemnitee shall have been adjudged to be liable for (i) willful or intentional misconduct in the performance of Indemnitee’s duty to the Corporation, (ii) breach of Indemnitee’s duty of loyalty owed to the Corporation or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by Indemnitee to the Corporation; provided, however, that, if applicable law so permits, indemnification against such Expenses shall nevertheless be made by the Corporation in such event if and only to the extent that the court (or an arbitrator, if Indemnitee elects to seek arbitration pursuant to Section 6.1) in which such Proceeding shall have been brought or is pending shall determine.
ARTICLE IV
EXPENSES
Section 4.1.    Expenses of a Party Who Is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status and in which Indemnitee is successful, on the merits or otherwise, and no determination as to whether Indemnitee has satisfied any applicable standard of conduct under applicable law that is a legally required condition to indemnification of Indemnitee under this Agreement shall be required. In the event that Indemnitee is not wholly successful, on the merits or otherwise, in such Proceeding but is successful, on the merits or otherwise, as to any Claim or issue in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf relating to each such Claim or issue. For purposes of this Section 4.1 and without limitation, the termination of a Claim in such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Claim.
Section 4.2.    Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or otherwise participates in any Proceeding at a time when Indemnitee is not named a defendant or respondent in the Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
Section 4.3.    Advancement of Expenses. The Corporation shall pay all Expenses reasonably incurred by, or in the case of retainers to be incurred by, or on behalf of Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses reasonably incurred by Indemnitee and previously paid by Indemnitee) in connection with any Claim or any Proceeding to which Indemnitee was, is or is threatened to be made a party by reason of Indemnitee’s Corporate Status (including any amount actually paid in settlement of such Claim or Proceeding), whether brought by the Corporation or otherwise, in advance of the final disposition of the Proceeding and without making any determination respecting entitlement to indemnification pursuant to Article V (and shall continue to pay such Expenses after such determination and until it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 6.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Corporation against such Expenses) within 10 days after the receipt by the Corporation of a written request from Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Claim or Proceeding. Any such payment by the Corporation is referred to in this Agreement as an “Expense Advance.” Any dispute as to the reasonableness of the incurrence of any Expense shall not delay an Expense Advance by the Corporation, and the Corporation agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Claim or Proceeding against Indemnitee. Prior to any payment being made by the Corporation, Indemnitee shall, to the extent required by applicable law, provide the Corporation with any required affirmation of Indemnitee’s good faith belief that Indemnitee has met any applicable standard of conduct. Indemnitee hereby undertakes and agrees that Indemnitee will reimburse and repay the Corporation without interest for any Expense Advances to the extent that it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 6.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Corporation against such Expenses. Indemnitee shall not be required to provide collateral or otherwise secure the undertaking and agreement described in the prior sentence. The Corporation shall make all advances pursuant to this Section 4.3 without regard to the financial ability of Indemnitee to make repayment and without regard to the prospect of whether Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement.

Section 4.4.    Indemnification for Expenses in Enforcing Rights. To the fullest extent permitted by applicable law, the Corporation shall indemnify Indemnitee against any and all costs and expenses (of the types described in the definition of Expenses in Article I) and, if requested by Indemnitee, shall (within 10 days of that request) advance those costs and expenses to Indemnitee, that are actually and reasonably incurred by Indemnitee in connection with any pending or threatened claim asserted against, or pending or threatened action brought by, Indemnitee for (a) indemnification, contribution, self-insurance or an Expense Advance by the Corporation under this Agreement or any other agreement or provision of the Articles of Incorporation of the Corporation (as amended from time to time and including each statement respecting any class or series of preferred stock of the Corporation which has been filed by the Corporation in accordance with the provisions of Article 2.13 of the Texas Business Corporation Act, Section 21.156 of the TBOC or any provisions, the “Articles of Incorporation”) or the Bylaws now or hereafter in effect relating to any Claim or any Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, or (c) enforcement of, claims for breaches of or interpretation of any provision of this Agreement, in each of the foregoing situations regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, expense payment (whether as an advance or reimbursement), insurance recovery, enforcement, or damage claim, as the case may be and regardless of whether the nature of the proceeding with respect to such matters is judicial, by arbitration, or otherwise. Indemnitee shall be required to reimburse the Corporation in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.
Section 4.5.    Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties (including excise or similar taxes), and amounts paid in settlement of a Claim or Proceeding but not, however, for all of the amount thereof, the Corporation shall nevertheless, to the fullest extent permitted by applicable law, indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
Section 4.6.    Defense of Claims. Except for any Claim asserted by or in the right of the Corporation (as to which Indemnitee shall be entitled to exclusively control the defense), the Corporation shall be entitled to participate in the defense of any Claim or Proceeding or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. The Corporation’s participation in the defense of any Claim or Proceeding of which the Corporation has not assumed the defense will not in any manner affect the rights of Indemnitee under this Agreement, including Indemnitee’s right to control the defense of such Claims or Proceedings. With respect to the period (if any) commencing at the time at which the Corporation notifies Indemnitee that the Corporation has assumed the defense of any Claim or Proceeding and continuing for so long as the Corporation shall be using its reasonable best efforts to provide an effective defense of such Claim or Proceeding, the Corporation shall have the right to control the defense of such Claim or Proceeding and shall have no obligation under this Agreement in respect of any attorneys’ or experts’ fees or expenses or any other costs or expenses paid or incurred by Indemnitee in connection with defending such Claim or Proceeding (other than such costs and expenses paid or incurred by Indemnitee in connection with any cooperation in the Corporation’s defense of such Claim or Proceeding or other action undertaken by Indemnitee at the request of the Corporation or with the consent of the Corporation (which consent shall not be unreasonably withheld, conditioned or delayed)); provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Corporation to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Claim or Proceeding (including any impeded parties) include both the Corporation and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Corporation, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain and use the services of separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim or Proceeding) at the Corporation’s expense. Nothing in this Agreement shall limit Indemnitee’s right to retain or use Indemnitee’s own counsel at Indemnitee’s own expense in connection with any Claim or Proceeding; provided that in all events Indemnitee shall not unreasonably interfere with the conduct of the defense by the Corporation of any Claim or Proceeding that the Corporation shall have assumed and of which the Corporation shall be using its reasonable best efforts to provide an effective defense. The Corporation shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim or Proceeding effected without the Corporation’s prior written consent.
ARTICLE V
PROCEDURE FOR DETERMINATION OF ENTITLEMENT
TO INDEMNIFICATION
Section 5.1.    Request by Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request for indemnification containing a brief description of any matter for which indemnification is then sought under this Agreement, including therein or therewith such documentation and information as is reasonably available to Indemnitee and that the Corporation may reasonably require to determine whether and to what extent Indemnitee is entitled to indemnification. The request shall be given in accordance with the notice provisions of Section 8.12. The Secretary or an Assistant Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. If, at the time of the receipt of such request, the Corporation has directors’ and officers’ liability insurance in effect under which coverage for any Claim or Expense, loss or liability reasonably relating to the matter described in such request is potentially available, the Corporation shall give prompt written notice of such Claim or Expense, loss or liability to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Corporation shall provide to Indemnitee a copy of such notice delivered to the applicable insurers and copies of all subsequent correspondence between the Corporation and such insurers regarding such Claim or Expense, loss or liability, in each case substantially concurrent with the delivery or receipt thereof by the Corporation. If requested by Indemnitee, the Corporation shall use its reasonable best efforts, at the Corporation’s expense, to enforce on behalf of and for the benefit of Indemnitee all rights (including rights to receive payment) that may exist under the applicable policies of insurance in relation to such Claim or Expense, loss or liability.

Section 5.2.    Determination of Request. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5.1, a determination, if required by applicable law, with respect to whether Indemnitee is permitted under applicable law to be indemnified shall be made in accordance with the terms of Section 5.4, in the specific case as follows:
(a)     if a Change in Control shall have occurred, by Independent Counsel (selected in accordance with Section 5.3) in a written opinion to the Board and Indemnitee, unless Indemnitee shall request that such determination be made by the Board, or a committee of the Board, in which case by the person or persons specified in Indemnitee’s request and in the manner provided for in clause (i) or (ii) (as applicable) of paragraph (b) below; or
(b)     if a Change in Control shall not have occurred, by the manner determined by the Board from among the following choices (subject, in the case of clause (iv), to the agreement of Indemnitee):
(i)     by the Board by a majority vote of the Disinterested and Independent Directors, regardless of whether the Disinterested and Independent Directors constitute a quorum of the Board, or
(ii)     by a majority vote of a committee of the Board, if (A) the committee is designated by a majority vote of the Disinterested and Independent Directors, regardless of whether the Disinterested and Independent Directors constitute a quorum of the Board, and (B) the committee consists solely of one or more Disinterested and Independent Directors, or
(iii)     by Independent Counsel selected by the Board or a committee of the Board by a vote as set forth in clauses (i) or (ii) of this paragraph (b), or if such vote is not obtainable and such a committee cannot be established, by a majority vote of all directors of the Board (unless such a procedure is not permitted by applicable law), or
(iv)     if Indemnitee and the Corporation agree, by the shareholders of the Corporation in a vote that excludes the shares beneficially owned by directors who are not Disinterested and Independent Directors.
If it is so determined that Indemnitee is permitted to be indemnified under applicable law, payment to Indemnitee shall be made within 10 days after such determination. Nothing contained in this Agreement shall require that any determination be made under this Section 5.2 prior to the disposition or conclusion of a Claim or Proceeding against Indemnitee; provided, however, that Expense Advances shall continue to be made by the Corporation pursuant to, and to the extent required by, the provisions of Article IV. Indemnitee shall cooperate with the person or persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person or persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Corporation shall indemnify and hold harmless Indemnitee therefrom.
Section 5.3.    Independent Counsel. If a Change in Control shall not have occurred and the determination of whether Indemnitee is permitted to be indemnified under applicable law is to be made by Independent Counsel, the Corporation shall give written notice to Indemnitee, within 10 days after receipt by the Corporation of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel selected in accordance with Section 5.2(b)(iii). If a Change in Control shall have occurred and the determination of whether Indemnitee is permitted to be indemnified under applicable law is to be made by Independent Counsel, the Independent Counsel shall be selected by Indemnitee (unless such a procedure is not permitted by applicable law), and Indemnitee shall give written notice to the Corporation, within 10 days after submission of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel so selected; provided, however, that if such a procedure is not permitted by applicable law, then Indemnitee shall have the right to request that such selection be made by the Board by a vote as set forth in Section 5.2(b)(i) or by a committee of the Board by a vote as set forth in Section 5.2(b)(ii), and the selection shall be made in such manner, in which event the Corporation shall give written notice to Indemnitee, within 10 days after receipt of Indemnitee’s request for the Board or a committee of the Board to make such selection, specifying the identity and address of the Independent Counsel so selected; and provided, further, that if Indemnitee is permitted by applicable law to select the Independent Counsel but nevertheless shall request that such selection be made by the Board by a vote as set forth in Section 5.2(b)(i) or by a committee of the Board by a vote as set forth in Section 5.2(b)(ii), the selection shall be made in such manner, in which event the Corporation shall give written notice to Indemnitee, within 10 days after receipt of Indemnitee’s request for the Board or a committee of the Board to make such selection, specifying the identity and address of the Independent Counsel so selected. In any such event, (i) such notice to Indemnitee or the Corporation, as the case may be, shall be accompanied by a written affirmation of the Independent Counsel so selected that it satisfies the requirements of the definition of “Independent Counsel” as set forth in Article I and that it agrees to serve in such capacity and (ii) Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Any objection to the selection of Independent Counsel pursuant to this Section 5.3 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of “Independent Counsel” as set forth in Article I, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court of competent jurisdiction or, if Indemnitee selects arbitration pursuant to Section 6.1, an arbitrator pursuant to such arbitration (such court or arbitrator being referred to herein as the “Court”) has determined that such objection is without merit. In the event of a timely written objection to a choice of Independent Counsel, the party originally selecting the Independent Counsel shall have seven days to make an alternate selection of Independent Counsel and to give written notice of such selection to the other party, after which time such other party shall have five days to make a written objection to such alternate selection. If, within 30 days after submission of Indemnitee’s request for indemnification pursuant to Section 5.1, no Independent

Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 5.2. The Corporation shall pay any and all fees and expenses reasonably incurred by such Independent Counsel in connection with acting pursuant to Section 5.2, and the Corporation shall pay all fees and expenses reasonably incurred incident to the procedures of this Section 5.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6.1, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
Section 5.4.    Presumptions and Effect of Certain Proceedings.
(a)    Without limiting the generality of any other provision hereof, in making a determination of whether Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or Proceedings, or in defense of any issue or matter therein, the Corporation acknowledges that a resolution, disposition or outcome short of dismissal or final judgment, including outcomes that permit Indemnitee to avoid expense, delay, embarrassment, injury to reputation, distraction, disruption or uncertainty, may constitute such success. In the event that any Claim or Proceeding or issue or matter therein is resolved or disposed of in any manner other than by adverse judgment against Indemnitee (including any resolution or disposition thereof by means of settlement with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in defense of such Claim or Proceeding or issue or matter therein. The Corporation may overcome such presumption only by its adducing clear and convincing evidence to the contrary.
(b)    Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request to the Corporation for indemnification under Section 5.1, and the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used by Independent Counsel (or such other person or persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification unless the presumption is overcome by the Corporation’s providing information sufficient to overcome such presumption by clear and convincing evidence or unless the investigation, review and analysis of Independent Counsel (or such other person or persons) convinces Independent Counsel (or such other person or persons) by clear and convincing evidence that the presumption should not apply.
(c)    If the person or persons empowered or selected under Article V of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Corporation of the request by Indemnitee therefor, the determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination; and provided, further, that the 60-day limitation set forth in this Section 5.4(c) shall not apply and such period shall be extended as necessary (i) if within 30 days after receipt by the Corporation of the request for indemnification under Section 5.1 Indemnitee and the Corporation have agreed, and the Board has resolved, to submit such determination to the shareholders of the Corporation pursuant to Section 5.2(b)(iv) for their consideration at an annual meeting of shareholders to be held within 90 days after such agreement and such determination is made thereat, or a special meeting of shareholders is called within 30 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.2(a) of this Agreement, in which case the applicable period shall be as set forth in Section 6.1(c). Notwithstanding any other provision in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.
(d)    The termination of any Proceeding or of any Claim, issue or matter by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) by itself adversely affect the rights of Indemnitee to indemnification or create a presumption that Indemnitee failed to meet any particular standard of conduct, that Indemnitee had any particular belief or that a court has determined that indemnification is not permitted by applicable law. Indemnitee shall be deemed to have been found liable in respect of any Proceeding or Claim, issue or matter only after Indemnitee shall have been so adjudged by the Court after exhaustion of all appeals therefrom.
(e)    For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s actions or omissions to act are in good faith reliance, and with ordinary care, upon the records of the Corporation or upon information, opinions, reports or statements, including financial statements and other financial data, furnished to Indemnitee and prepared or presented by the officers or employees of the Corporation or any of its Subsidiaries in the course of their duties, or by committees of the Board or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE VI
CERTAIN REMEDIES OF INDEMNITEE
Section 6.1.    Indemnitee Entitled to Adjudication in an Appropriate Court. In the event (a) a determination is made pursuant to Article V that Indemnitee is not entitled to indemnification under this Agreement; (b) there has been any failure by the Corporation to make timely payment or advancement of any amounts due hereunder (including any Expense Advances); or (c) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.2 and such determination shall not have been made and delivered in a written opinion within 90 days after the latest of (i) such Independent Counsel’s being appointed, (ii) the overruling by the Court of objections to such counsel’s selection or (iii) expiration of all periods for the Corporation or Indemnitee to object to such counsel’s selection, Indemnitee shall be entitled to commence an action seeking an adjudication in the Court of Indemnitee’s entitlement to such indemnification or advancements due hereunder, including Expense Advances. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association. Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 6.1, or such right shall expire. The Corporation agrees not to oppose Indemnitee’s right to seek any such adjudication or award in arbitration and it shall continue to pay Expense Advances pursuant to Section 4.3 until it shall ultimately be determined (in a final adjudication by a Court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to this Section 6.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Corporation against such Expenses.
Section 6.2.    Adverse Determination Not to Affect any Judicial Proceeding. In the event that a determination shall have been made pursuant to Article V that Indemnitee is not entitled to indemnification under this Agreement, any judicial proceeding or arbitration commenced pursuant to this Agreement shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Agreement, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Corporation shall have the burden of proof in overcoming such presumption and to show by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
Section 6.3.    Corporation Bound by Determination Favorable to Indemnitee in any Judicial Proceeding or Arbitration. If a determination shall have been made or deemed to have been made pursuant to Article V that Indemnitee is entitled to indemnification, the Corporation shall irrevocably be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article VI and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.
Section 6.4.    Corporation Bound by the Agreement. The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article VI that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such Court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

ARTICLE VII
CONTRIBUTION
Section 7.1.    Contribution Payment. To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, then at the option of Indemnitee, in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of anything done or not done by Indemnitee in, or by reason of any event or occurrence related to (or arising in part out of), Indemnitee’s Corporate Status, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount of any and all Expenses, losses, claims, damages, liabilities, judgments, penalties (including excise or similar taxes), fines or amounts assessed against or incurred or paid by Indemnitee on account of such Proceeding and any and all amounts paid in settlement of that Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, losses, claims, damages, liabilities, judgments, penalties (including excise or similar taxes), fines or amounts paid in settlement) for which such indemnification is not permitted (the “Contribution Amounts”), in such proportion as is appropriate to reflect the relative fault with respect to the subject matter of the Proceeding giving rise to the Contribution Amounts of Indemnitee, on the one hand, and of the Corporation and any and all other parties (including officers and directors of the Corporation other than Indemnitee) who may be at fault with respect to such matter (collectively, including the Corporation, the “Third Parties”) on the other hand.
Section 7.2.    Relative Fault. The relative fault of the Third Parties and Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the Court or other governmental agency assessing the Contribution Amounts or (ii) to the extent such Court or other governmental agency does not apportion relative fault, by the Independent Counsel (or such other party that makes a determination under Article V) after giving effect to, among other things, the relative intent, knowledge, access to information, opportunity to prevent or correct the subject matter of the Proceedings and other relevant equitable considerations of each party. The Corporation and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 7.2 were determined by pro rata allocation or by any other method of allocation that does take account of the equitable considerations referred to in this Section 7.2.
ARTICLE VIII
MISCELLANEOUS
Section 8.1.    Non-Exclusivity. The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall be in addition to, and shall not be deemed exclusive of, any other rights to which Indemnitee may at any time be entitled under the TBOC or other applicable law, the Articles of Incorporation or the Bylaws, any other agreement (including, without limitation, employment agreements), vote of shareholders or a resolution of directors, or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. No amendment or alteration of the Articles of Incorporation or Bylaws or any provision thereof shall adversely affect Indemnitee’s rights hereunder. Without limiting the generality of the foregoing provisions, to the extent that there is a change in the TBOC or other applicable law (whether by statute or judicial decision) that allows greater indemnification by agreement than would be afforded currently under the Articles of Incorporation or the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change. Any amendment, alteration or repeal of the TBOC that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place before such amendment or repeal.
Section 8.2.    Insurance and Subrogation.
(a)    To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or for individuals serving at the request of the Corporation as directors, controlling persons, officers, partners, members, venturers, proprietors, trustees, employees, administrators, agents, fiduciaries or similar functionaries of another enterprise, another organization or an employee benefit plan, Indemnitee shall be covered by such policy or policies as a named or described insured in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.
(b)    In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights, provided that all Expenses relating to such action shall be borne by the Corporation.
(c)    The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under the Articles of Incorporation or the Bylaws or any insurance policy, contract, agreement or otherwise.
Section 8.3.    Self-Insurance of the Corporation. The parties hereto recognize that the Corporation may, but is not required to, procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any person, including Indemnitee, who is or was a director, officer, employee, agent or fiduciary of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by such person, in such a capacity or arising out of the person’s status as such a person, whether or not the Corporation would have the power to indemnify such person against such expense or liability.

In considering the cost and availability of such insurance, the Corporation, (through the exercise of the business judgment of its directors and officers) may, from time to time, purchase insurance which provides for any and all of (i) deductibles, (ii) limits on payments required to be made by the insurer or (iii) coverage exclusions and/or coverage which may not be as comprehensive as that which might otherwise be available to the Corporation but which otherwise available insurance the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase given the cost involved. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Corporation but may not be in the best interest of Indemnitee. As to the Corporation, purchasing insurance with deductibles, limits on payments and coverage exclusions is similar to the Corporation’s practice of self-insurance in other areas. In order to protect Indemnitee who would otherwise be more fully or entirely covered under such policies, the Corporation shall indemnify and hold Indemnitee harmless to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer or (iii) of coverage under policies of officer’s and director’s liability insurance that are available, were available or which became available to the Corporation or which are generally available to companies comparable to the Corporation but which the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase, given the cost involved. The obligation of the Corporation in the preceding sentence shall be without regard to whether the Corporation would otherwise be entitled to indemnify such officer or director under the other provisions of this Agreement, or under any law, agreement, vote of shareholders or directors or other arrangement. Notwithstanding the foregoing provisions of this Section 8.3, the Indemnitee shall not be entitled to indemnification for the results of Indemnitee’s conduct that is intentionally adverse to the interests of the Corporation. Without limiting the generality of any provision of this Agreement, the procedures in Article V hereof shall, to the extent applicable, be used for determining entitlement to indemnification under this Section 8.3. This Agreement is authorized by Section 8.151 of the TBOC, and further is intended to establish an arrangement of self-insurance pursuant to that section.
Section 8.4.    Certain Settlement Provisions. The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or Claim without the Corporation’s prior written consent. The Corporation shall not, without the prior written consent of Indemnitee, settle or effect any settlement of any threatened or pending Claim or Proceeding to which Indemnitee is, or could have been, a party (a) in any manner that would impose any fine, Expense, limitation or other obligation on Indemnitee, or disparage Indemnitee or contain an admission of wrongdoing by Indemnitee, or (b) unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Claim or Proceeding. Neither the Corporation nor Indemnitee shall unreasonably withhold, condition or delay its consent to any proposed settlement; provided that Indemnitee may refuse to consent to a proposed settlement that (i) would in any manner impose any fine, Expense, limitation or other obligation on Indemnitee, or disparage Indemnitee or contain an admission of wrongdoing by Indemnitee, or (ii) does not provide a complete and unconditional release of Indemnitee.
Section 8.5.    Exculpation of Directors. If Indemnitee is or was a director of the Corporation, Indemnitee shall not in that capacity be liable to the Corporation or its shareholders for monetary damages for an act or omission in Indemnitee’s capacity as a director, except that

Indemnitee’s liability shall not be eliminated or limited for: (a) a breach of Indemnitee’s duty of loyalty to the Corporation or its shareholders; (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which Indemnitee received an improper benefit, whether or not the benefit resulted from an action taken within the scope of Indemnitee’s office; or (d) an act or omission for which the liability of Indemnitee is expressly provided for by statute.
Section 8.6.    Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves as a director of the Corporation or, at the request of the Corporation, as a director, controlling person, officer, partner, member, venturer, proprietor, trustee, employee, administrator, agent, fiduciary or similar functionary of another enterprise, another organization or an employee benefit plan, and thereafter shall survive until and terminate upon the later to occur of: (a) the expiration of 20 years after the latest date that Indemnitee shall have ceased to serve in any such capacity; (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article V relating thereto; or (c) the expiration of all statutes of limitation applicable to possible Claims or Proceedings arising out of Indemnitee’s Corporate Status.
Section 8.7.    Notice by Each Party. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding or Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder; provided, however, that any failure of Indemnitee to so notify the Corporation shall not relieve the Corporation from any liability, and shall not adversely affect Indemnitee’s rights, under this Agreement unless, and only to the extent that, (a) the Corporation did not otherwise learn of such Proceeding or Claim and (b)(i) such failure directly results in forfeiture by the Corporation of substantial defenses, rights or insurance coverage or (ii) the Corporation shall have been materially prejudiced as a direct result of such failure. The Corporation shall promptly notify Indemnitee in writing as to the pendency of any Proceeding or Claim that may involve a claim against Indemnitee for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.
Section 8.8.    Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.
Section 8.9.    Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 8.10. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby, are expressly superseded by this Agreement.
Section 8.11. Severability. If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any person or circumstance shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder of this Agreement will have the same force and effectiveness as if such part or parts had never been included herein; provided, however, that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof declared to be invalid, unenforceable or void. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the fullest extent permitted by applicable law. Without limiting the generality of any other provision hereof, if this Agreement is found to be invalid or void for any reason, any portions of this Agreement that constitute the Original Form shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.
Section 8.12. Notices. Unless otherwise expressly provided herein, any notice, request, demand, consent, waiver, instruction, approval or other communication or document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by electronic mail, upon confirmation of receipt (it being understood that the parties agree to provide confirmation of receipt immediately upon the receipt of any notice by electronic mail), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. Indemnitee agrees that any notice required or permitted by this Agreement or under the TBOC or other applicable law may be given at the address or by means of electronic mail set forth below. Indemnitee further agrees to notify the Corporation of any change to Indemnitee’s electronic mail addresses, and further agrees that the provision of such notice to the Corporation shall constitute the consent of Indemnitee to receive notice at such electronic mail address. In the event that the Corporation is unable to deliver notice to Indemnitee at the electronic mail address so provided by Indemnitee, Indemnitee shall, within two business days after a request by the Corporation, provide the Corporation with a valid electronic mail address to which Indemnitee consents to receive notice at such electronic mail address. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Corporation:
Carrizo Oil & Gas, Inc.
500 Dallas Street, Suite 2300
Houston, Texas 77002
Attn: General Counsel
Email: Gerry.Morton@carrizo.com
If to Indemnitee:
___________________
or to such other address or to such other individuals as the Corporation or Indemnitee may designate in writing.
Section 8.13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to the principles of conflict of laws.
Section 8.14. Certain Construction Rules.
(a)     The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (1) all references to days shall be deemed references to calendar days, (2) any reference to “business day” means any day other than Saturday, Sunday or a United States federal holiday; and (3) any reference to a “Section” or “Article” shall be deemed to refer to a section or article of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. Any statute, rule, order or regulation defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement will mean such statute, rule, order or regulation as from time to time amended, updated, modified, supplemented or superseded, including by succession of comparable successor statutes, rules, orders or regulations and references to all attachments thereto and instruments incorporated therein. Where specific language is used to clarify by example a general statement contained herein, such specific language will not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
(b)     For purposes of this Agreement, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “ownership,” when used in this Agreement to describe any interest in a security, shall mean “beneficial ownership” as such term is defined in Rule 13d-3 under the Exchange Act and references to “own,” when used in this Agreement to describe any interest in a security, shall have the correlative meaning; references to “to the fullest extent permitted by applicable law” or “to the maximum extent permitted by applicable law” and similar descriptions and terms shall also include any indemnification, advancement of expenses, coverage or other benefits not prohibited by such law or required by such law; references to a person “serving at the request of the Corporation” with respect to an employee benefit plan shall include any performance of such person’s official duties that imposes duties on, or otherwise involves services by, such person to such employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” with respect to such employee benefit plan for purposes of this Agreement and the TBOC.
(c)     This Agreement is the result of negotiations; accordingly, this Agreement shall be deemed to be the product of all the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
Section 8.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
Section 8.16. Certain Persons Not Entitled to Indemnification.
(a)    Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses hereunder with respect to any Proceeding or any Claim therein initiated by Indemnitee, including any Proceeding against the Corporation or its directors, officers, employees or other indemnitees and not by way of defense, except (i) for claims or actions referenced in Section 4.4 (unless a Court determines that each of the material assertions made by Indemnitee in such claims or actions was not made in good faith or was frivolous), (ii) where the Corporation has joined in or the Board has consented to the initiation of such Proceeding or (iii) as otherwise specifically provided in Article V or Article VI.
(b)    Notwithstanding any other provision of this Agreement, the Corporation shall not be obligated pursuant to the terms of this Agreement:
(i)    To indemnify Indemnitee if (and to the extent that) a court or arbitration body having jurisdiction in the matter shall ultimately determine (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 6.1 if Indemnitee elects to seek such arbitration) that such indemnification is not lawful; or
(ii)    To indemnify Indemnitee for the payment to the Corporation of profits pursuant to Section 16(b) of the Exchange Act, or Expenses incurred by Indemnitee for Proceedings in connection with such payment under Section 16(b) of the Exchange Act.
Section 8.17. Indemnification for Negligence, Gross Negligence, etc. Without limiting the generality of any other provision hereunder, it is the express intent of this

Agreement that Indemnitee be indemnified and Expenses be advanced regardless of Indemnitee’s acts of negligence, gross negligence, intentional or willful misconduct or theories of strict liability to the extent that indemnification and advancement of Expenses is allowed pursuant to the terms of this Agreement and under applicable law.
Section 8.18. Mutual Acknowledgements. Both the Corporation and Indemnitee acknowledge that in certain instances, applicable law (including applicable federal law that may preempt or override applicable state law) or public policy may prohibit the Corporation from indemnifying the directors of the Corporation under this Agreement or otherwise. For example, the Corporation and Indemnitee acknowledge that the U.S. Securities and Exchange Commission has taken the position that indemnification of directors, officers and controlling persons of the Corporation for liabilities arising under federal securities laws is against public policy and, therefore, unenforceable. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee. In addition, the Corporation and Indemnitee acknowledge that federal law prohibits indemnifications for certain violations of the Employee Retirement Income Security Act of 1974, as amended.
Section 8.19. Enforcement. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of Indemnitee’s rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement. The Corporation agrees not to seek, and agrees to waive any requirement for the securing or posting of, a bond in connection with Indemnitee’s seeking or obtaining such relief.
Section 8.20. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.
Section 8.21. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any Subsidiary of the Corporation in respect of this Agreement against Indemnitee or Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of that cause of action, and any claim or cause of action of the Corporation or its Subsidiaries shall be extinguished and deemed released unless asserted by the timely filing of a legal action within that two-year period; provided, however, that, if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern. This section is intended to shorten the statute of limitations that would otherwise be applicable.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.
CARRIZO OIL & GAS, INC.
By:
Name:
Title:
INDEMNITEE

Name: